EXHIBIT 10.3

October 28, 2025

Plus Therapeutics, Inc.

2710 Reed Road, Suite 160

Houston, Texas 77051

Re: Amendment (this “Amendment”)

Ladies and Gentlemen:

Reference is made to the letter agreement, dated as of June 17, 2025 (the “Letter Agreement”), and the letters of support, all of which dated as of July 11, 2025 (the “Support Letters”), each as between Plus Therapeutics, Inc. (the “Company”) and each of the undersigned other than the Company (each, an “Investor” and collectively, the “Investors”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Letter Agreement. This Amendment shall be effective as of the date hereof as between each Investor and the Company.

In consideration of the mutual covenants contained in this Amendment, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, each of the Investors and the Company hereby agree as follows:

(1)
Termination of the Support Letter. The Support Letter between each Investor and the Company shall be terminated in full and rendered null and void, and all past, current, or future obligations of the Company under such Support Letter shall be extinguished.

(2)
Amendment to the Side Letter. Sections 4 and 5 of the Letter Agreement are hereby deleted and replaced with the following:

4. Reserved.

5. Designated Funds.

(a)
Obligations to Retain Funds. The Company agrees to retain a sufficient amount of immediately available funds (the “Designated Funds”) in an interest bearing account for the benefit of Investors to allow the Company to make payments to the Investors pursuant to this Agreement such that after giving effect to such payments, each Investor will have received, since June 17, 2025, cash equal to the product (such amount, the “Maximum Amount”) of (i) 115%, multiplied by (ii) the Make-Whole Amount as set forth on the Investor’s signature page attached to this Agreement as of June 17, 2025, either from the Company or from selling any securities received pursuant to the Purchase Agreement or from selling any securities received upon exercise of any securities received pursuant to the Purchase Agreement, in each case, to any third-party, assuming all such Investors have exercised their Call Rights (as defined below) in full with respect to the maximum number of Private Placement Shares, Pre-Funded Warrant Shares and Pre-Funded Warrants then held by them, after giving effect to any Call Forfeitures (as defined below).

(b) Call Right. Each Investor shall have the right to call (the “Call Right”), in full or in part, its portion of the Designated Funds by returning to the Company any number of Private Placement Shares, Pre-Funded Warrant Shares and/or Pre-Funded Warrants then held by

EXHIBIT 10.3

it, and within five (5) Business Days of receipt of such returned securities, the Company shall pay to the Investor cash at a value of $0.66 per Private Placement Share, $0.66 per Pre-Funded Warrant Share and/or $0.659 per Pre-Funded Warrant, as applicable, so returned.

(c) Return Request. Subject to the Investor’s right pursuant to Section 5(b) above, within five (5) Business Days of the Company’s written request (each, a “Return Request”), each Investor agrees to return any number of Private Placement Shares, Pre-Funded Warrant Shares and/or Pre-Funded Warrants subject to such Return Request (if the securities specified therein are then held by the Investor), and within five (5) Business Days of receipt by the Company of such returned securities, the Company shall pay to such Investor out of any remaining Designated Funds cash at a value of $0.66 per Private Placement Share, $0.66 per Pre-Funded Warrant Share and/or $0.659 per Pre-Funded Warrant, as applicable, so returned to the Company. Notwithstanding anything herein to the contrary, if an Investor notifies the Company in writing within two (2) Business Days of its receipt of a Return Request that such Investor does not wish to return the securities subject to such Return Request, then the Investor shall thereafter forfeit its right to call the number of securities specified in such Return Request pursuant to Section 5(b) above (each, a “Call Forfeiture”).

(3)
Participation in Subsequent Financings.

(a)
Until July 11, 2026, the Investor shall have the right to purchase up to its Pro Rata Portion (as defined below) of the Participation Maximum (as defined below) of the aggregate amount offered by the Company in any Subsequent Financing (as defined below) other than pursuant to the Lincoln Park ELOC Agreement (as defined below) (such Subsequent Financing, a “Qualified Subsequent Financing”) on the same terms, conditions and price offered to the other purchasers in the Qualified Subsequent Financing. To exercise such right, the Investor must respond, within forty-eight (48) hours upon receipt of a notice from the Company that a potential Qualified Subsequent Financing may be available to the Investor, that it intends to participate in such financing pursuant to this Section 3. If the Investor so responds, the Company shall promptly deliver the details of such proposed Qualified Subsequent Financing to the Investor, and the Investor shall then decide whether or not to participate in such financing upon the terms offered.

(b)
As used herein, “Subsequent Financing” means any capital-raising transaction by the Company on or subsequent to July 1, 2025, whether through an asset sale, sale of equity or debt securities or otherwise.

(c)
As used herein, “Lincoln Park ELOC Agreement” means that certain Purchase Agreement, dated June 17, 2025, between the Company and Lincoln Park Capital Fund, LLC.

(d)
As used herein, “Participation Maximum” means (i) 35%, with respect to any Qualified Subsequent Financing intended as a “public offering” under the rules of Nasdaq, and (ii) 50%, with respect to all other Qualified Subsequent Financings, in each case unless the rules of Nasdaq would otherwise prohibit the right granted pursuant to this Section 3 in connection with any right of repayment granted to the Investor under the Side Letter.

EXHIBIT 10.3

(e)
As used herein, “Pro Rata Portion” means the ratio obtained by dividing (x) the Investor’s Maximum Amount, minus the aggregate amount of cash received towards such Maximum Amount pursuant to the Side Letter, by (y) the aggregate amount of the Maximum Amounts of all Investors (including the Investor) who executed Support Letters, minus the aggregate amount of cash received towards such Maximum Amounts pursuant to the Side Letter, in each case calculated as of June 17, 2025.

(4)
Effect. Upon the date hereof, each reference in the Letter Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to such agreement shall mean and be a reference to the Letter Agreement as modified and amended by this Amendment. Except as expressly modified or waived herein, the terms of the Letter Agreement shall remain in full force and effect.

(5)
Governing Law. The provisions of Section 12(d) of the Letter Agreement are incorporated herein by reference mutatis mutandis.

(6)
Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

(7)
Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

[Signature Pages Follow]

EXHIBIT 10.3

Very truly yours,

INVESTOR:

By:	______________________________________________
Name:
Title:

Securities held by the Investor as of the date of the Amendment
Private Placement Shares	[●]
Pre-Funded Warrant Shares	[●]
Pre-Funded Warrants	[●]
Total	[●]

Signature Page to Amendment to Letter Agreement

EXHIBIT 10.3

Acknowledged and accepted:

Plus Therapeutics, Inc.

By:	__________________________________________
Name:	Andrew Sims
Title:	Chief Financial Officer

Signature Page to Amendment to Letter Agreement